Exhibit 99.1

NEWS RELEASE

Olathe, Kansas – April 1, 2020. Torotel, Inc. (“Torotel”) announced today that Standex International Corporation (“Standex”) exercised its right to terminate effective immediately the previously announced Agreement and Plan of Merger (the “Merger Agreement”) to acquire Torotel because the conditions to closing were not satisfied on or before March 31, 2020, as required by the Merger Agreement.

The Merger Agreement closing conditions included a required prior written consent from Collins Aerospace (“Collins”), which is consistent with the consent to change in control under Torotel’s long term supply agreement with Collins (the “LTA”). Despite Torotel's proper notice and cooperation to obtain Collins’ consent, Collins refused to provide the consent to Torotel without receiving certain concessions from Standex outside of the LTA. Standex and Collins could not agree to terms, and Standex terminated the Merger Agreement.

"We are disappointed by Standex's decision to terminate the Merger Agreement and frustrated by the inability to obtain the required consent from Collins. Our aerospace and defense business remains strong and we are well-positioned to continue as a leading designer and manufacturer of custom magnetics products," said Herb Sizemore, Chairman, President and CEO of Torotel.

About Torotel

For additional information, visit the Company’s website at http://www.torotelproducts.com/.

Contacts:
Torotel, Inc.

Heath Hancock, CFO
(913) 747-6111
inquiries@torotelproducts.com

Forward Looking Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “anticipate,” “believe,” “expect,” “future,” “intend,” “plan,” and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, partners, and others with whom it does business, or on its operating results and businesses generally, the Company’s ability to increase income streams, to grow revenue and earnings, the uncertainty in the financial markets in the wake of the COVID-19 pandemic and the effect of the COVID-19 pandemic on the Company's business and operating results,. These statements are only predictions and are subject to certain risks, uncertainties, and assumptions, which include, but are not limited to, those identified and described in the Company’s public filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments, or otherwise, except as expressly required by law.